EXHIBIT 99.1
NEWS RELEASE
Contact: Debra Ziola
770 283 2569
investor.relations@glenayre.com
(NASDAQ: GEMS)
Glenayre Announces Third Quarter 2005 Results
Glenayre achieves positive net income from continuing operations on a consolidated basis.
Entertainment Distribution Company results (after corporate allocations) included income from continuing operations of $1.7 million and EBITDA of $8.0 million for the first full quarter of operations.
Glenayre Messaging achieves year-over-year revenue growth of 41% for the quarter.
     ATLANTA—November 7, 2005—Glenayre Technologies, Inc. (NASDAQ: GEMS), today reported revenue of $96.9 million for the third quarter of 2005. The results included $75.9 million of revenue for the Company’s new Entertainment Distribution Company (“EDC”) division that was acquired on May 31, 2005 and $21.0 million for the Messaging business.
EDC’s revenue of $75.9 million compares to revenue on a pro forma basis of $65.0 million for the third quarter of 2004. The Company attributed approximately $6.1 million of the increase in revenue for the third quarter of 2005 to freight costs and increased polycarbonate and jewel box costs that are passed through to Universal Music Group, EDC’s primary customer. The remaining $4.8 million increase was attributed to higher volume and favorable product mix. The Messaging business revenue of $21.0 million for the third quarter of 2005 compares to $14.9 million for the third quarter of 2004. The Company attributed the increase in Messaging business revenue for the third quarter of 2005 over the third quarter of 2004 primarily to increased service revenue and to international product sales.
The Company reported income from continuing operations of $2.6 million for the third quarter of 2005, or $0.04 per share, which compares to a loss of ($1.2) million, or ($0.02) per share, for the third quarter of 2004.
Including discontinued operations, the Company reported net income of $2.5 million, or $0.04 per share, for the third quarter of 2005 compared to net income of $3.5 million, or $0.05 per share, for the third quarter of 2004.
During the third quarter of 2004, the Company recorded income from its discontinued paging operations of $4.7 million, primarily due to receiving $4.3 million in settlement funds related to the Company’s former Vancouver facility.

The Company generated earnings from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”) of $9.1 million in the third quarter of 2005 as compared to $3.6 million in the third quarter of 2004 on a pro forma basis. After corporate allocations, EDC generated income from continuing operations of $1.7 million and EBITDA of $8.0 million for the third quarter of 2005 as compared to negative ($0.7) million and $4.9 million, respectively, in the third quarter of 2004 on a pro forma basis. The Messaging business (after corporate allocations) generated income from continuing operations of $0.9 million and EBITDA of $1.1 million in the third quarter of 2005 as compared to negative ($1.2) million and negative ($1.3) million, respectively, in the third quarter of 2004. Included in EBITDA for EDC and Messaging during the third quarter of 2005 was corporate overhead of $0.9 million and $0.2 million, respectively. Corporate overhead was allocated 100% to the Messaging business in 2004. A reconciliation between results on a GAAP basis and results on an EBITDA basis is provided immediately following the Condensed Consolidated Financial Statements.
As of September 30, 2005, the Company had unrestricted cash of $78.3 million and restricted cash of $40.7 million. $16.5 million of the restricted cash is held as security for EDC’s credit facility, half of which should be released beginning in July 2006 as EDC’s debt repayments are made. Primarily all of the Company’s $94.9 million of cash and short-term investments at December 31, 2004 were unrestricted.
Additional third quarter financial details and presentation materials may be found on the Company’s website using the following link:
     http://www.glenayre.com/glenayre/investors/quarterly_financials.cfm.
Glenayre’s Chairman and CEO Clarke Bailey stated, “I am pleased with the progress EDC achieved in its first full quarter of operations with revenue of $75.9 million and EBITDA of $8.0 million (after corporate allocations), or 11% of revenue. In addition, the Messaging business continued its strong year over year revenue growth with a 41% increase for the third quarter of 2005 over the third quarter of 2004.”
“EDC’s results for our first full quarter of operations has us on track in 2005 to meet or exceed the 2004 pro forma results of $29.1 million of EBITDA, before Glenayre corporate allocations,” stated Jim Caparro, President and Chief Executive Officer of EDC. “Our third quarter revenue included a small portion of additional volume from Universal that EDC has the right to manufacture over the next three to four years as the various third party contracts expire. Also, our EBITDA of $8.0 million or 11% of revenue (after corporate allocations) did not include any of the cost savings initiatives that we expect will drive our costs down over time. “
“Messaging’s third quarter results reflect yet another quarter of acceptance of our new Versera ICE platform and applications in the marketplace, including our first Video Mail sale,” explained Bruce Bales, President of Glenayre Messaging. “Our revenue from international business in the third quarter accounted for 35% of our total revenue, again demonstrating that Glenayre is realizing the year over year international revenue growth we saw in the second quarter.”

About Glenayre Technologies
Comprised of two divisions, Glenayre Technologies (NASDAQ: GEMS) is a global provider of messaging solutions through the Glenayre Messaging business and entertainment products through Entertainment Distribution Company, LLC (EDC). Headquartered in Atlanta, GA, Glenayre Messaging is an international supplier of next-generation messaging solutions and enhanced services for wireless and wireline carriers and MSO/cable companies. Glenayre Messaging provides solutions for voice, fax and e-mail messaging, including voice mail, video mail, multimedia messaging (MMS), and short message service (SMS). Entertainment Distribution Company is the largest provider of pre-recorded entertainment products, including CDs and DVDs, for Universal Music Group, the world leader in music sales. Headquartered in New York, EDC’s operations include manufacturing and distribution facilities throughout North America and in Hanover, Germany. For more information, please visit http://www.glenayre.com.
Safe Harbor Statement
This news release contains statements that may be forward looking within the meaning of applicable securities laws. The statements may include projections regarding future revenues and earnings results, and are based upon the Company’s current forecasts, expectations and assumptions, which are subject to a number of risks and uncertainties that could cause the actual outcomes and results to differ materially. Some of these results and uncertainties are discussed in the Company’s most recently filed Annual Report on Form 10-K and the Company’s most recently filed Quarterly Report on Form 10-Q. These factors include, but are not limited to restructuring activities; potential intellectual property infringement claims; potential acquisitions and strategic investments; volatility of stock price; ability to attract and retain key personnel; competition; variability of quarterly results and dependence on key customers; potential market changes resulting from rapid technological advances; proprietary technology; potential changes in government regulation; international business risks; continuation and expansion of third party agreements; sensitivity to economic trends and customer preferences; increased costs or shortages of raw materials or energy; dependence on Universal Music Group; potential inability to manage successful production; advances in technology and changes in customer demands; variability in production levels; and development of digital distribution alternatives including copying and distribution of music and video files. The Company assumes no obligation to update any forward-looking statements and does not intend to do so.
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GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	September 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$78,326	$82,691
Short-term investments	—	12,180
Restricted cash	10,474	30
Accounts receivable, net	37,648	7,695
Current portion of long-term receivable	3,592	—
Inventories, net	20,770	6,163
Prepaid expenses and other current assets	10,430	2,863

Total Current Assets	161,240	111,622

Restricted cash	30,189	—
Property, plant and equipment, net	43,408	8,812
Long-term receivable	10,485	—
Intangible assets	67,960	—
Goodwill	13,532	—
Other assets	2,424	848

TOTAL ASSETS	$329,238	$121,282

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$30,932	$3,552
Deferred revenue	8,967	3,754
Accrued liabilities	52,379	11,912
Accrued liabilities, discontinued operations	2,414	3,284
Current portion of long-term debt	24,508	—

Total Current Liabilities	119,200	22,502

Other liabilities	14,932	3,497
Deferred income taxes, long-term	13,099	—
Pension obligation	21,842	—
Long-term debt	61,996	—
Accrued liabilities, discontinued operations — noncurrent	58	98

Total Liabilities	231,127	26,097

Minority Interest in Subsidiary Company	772	—

Stockholders’ Equity:
Preferred stock, $.01 par value; authorized: 5,000,000 shares, no shares issued and outstanding	—	—
Common stock, $.02 par value; authorized: 200,000,000 shares, outstanding: 2005 - 67,273,338 shares; 2004 - 66,820,124 shares	1,345	1,336
Contributed capital	363,385	362,698
Accumulated deficit	(266,606)	(268,849)
Cumulative translation adjustment	(785)	—

Total Stockholders’ Equity	97,339	95,185

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$329,238	$121,282

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,
	2005	2004
REVENUES:
Product sales	$67,720	$9,320
Service revenues	29,193	5,533

Total Revenues	96,913	14,853

COST of REVENUES:
Cost of sales	51,849	4,954
Cost of services	19,470	2,618

Total Cost of Revenues	71,319	7,572

GROSS MARGIN:	25,594	7,281

OPERATING EXPENSES:
Selling, general and administrative expense	16,631	5,570
Provision for doubtful receivables, net of recoveries	15	81
Research and development expense	3,462	3,390
Restructuring expense	—	10
Amortization of intangible assets	1,710	—

Total Operating Expenses	21,818	9,051

OPERATING INCOME (LOSS)	3,776	(1,770)

OTHER INCOME (EXPENSES):
Interest income	729	289
Interest expense	(1,549)	(6)
Gain on disposal of assets, net	1	65
Gain on currency swap, net	125	—
Loss on currency translation, net	(109)	—
Other gains, net	22	59

Total Other Income (Expenses)	(781)	407

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	2,995	(1,363)
Provision (benefit) for income taxes	404	(121)

INCOME (LOSS) FROM CONTINUING OPERATIONS	2,591	(1,242)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(48)	4,742

NET INCOME	$2,543	$3,500

COMPREHENSIVE INCOME, NET OF TAX:
Foreign currency translation loss	(49)	—

COMPREHENSIVE INCOME	$2,494	$3,500

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE(1):
Income (loss) from continuing operations	$0.04	$(0.02)
Income from discontinued operations	—	0.07

Income per weighted average common share	$0.04	$0.05

INCOME (LOSS) PER COMMON SHARE -— ASSUMING DILUTION(1):
Income (loss) from continuing operations	$0.04	$(0.02)
Income from discontinued operations	—	0.07

Income per weighted average common share	$0.04	$0.05

(1)	Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Nine Months Ended
	September 30,
	2005	2004
REVENUES:
Product sales	$111,807	$22,358
Service revenues	45,782	14,915

Total Revenues	157,589	37,273

COST of REVENUES:
Cost of sales	75,671	13,550
Cost of services	29,794	7,072

Total Cost of Revenues	105,465	20,622

GROSS MARGIN:	52,124	16,651

OPERATING EXPENSES:
Selling, general and administrative expense	35,717	15,060
Provision for doubtful receivables, net of recoveries	41	17
Research and development expense	10,444	10,549
Restructuring expense	(12)	122
Amortization of intangible assets	2,276	—

Total Operating Expenses	48,466	25,748

OPERATING INCOME (LOSS)	3,658	(9,097)

OTHER INCOME (EXPENSES):
Interest income	1,830	813
Interest expense	(2,061)	(220)
Gain on disposal of assets, net	—	59
Gain on currency swap, net	387	—
Loss on currency translation, net	(1,409)	—
Other gains (losses), net	55	(7)

Total Other Income (Expenses)	(1,198)	645

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE TAXES	2,460	(8,452)
Provision (benefit) for income taxes	567	(68)

INCOME (LOSS) FROM CONTINUING OPERATIONS	1,893	(8,384)

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	350	10,235

NET INCOME	$2,243	$1,851

COMPREHENSIVE INCOME, NET OF TAX:
Foreign currency translation loss	(785)	—

COMPREHENSIVE INCOME	$1,458	$1,851

INCOME (LOSS) PER WEIGHTED AVERAGE COMMON SHARE(1):
Income (loss) from continuing operations	$0.03	$(0.13)
Income from discontinued operations	0.01	0.15

Income per weighted average common share	$0.03	$0.03

INCOME (LOSS) PER COMMON SHARE -— ASSUMING DILUTION(1):
Income (loss) from continuing operations	$0.03	$(0.13)
Income from discontinued operations	0.01	0.15

Income per weighted average common share	$0.03	$0.03

(1)	Income (loss) per weighted average common share amounts are rounded to the nearest $.01; therefore, such rounding may impact individual amounts presented.

Glenayre Technologies, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$19,369	$4,093	$27,860	$(7,223)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(2,521)	(483)	(4,118)	(1,684)
Maturities of short-term securities	—	9,916	12,180	3,925
Asset and share purchase of EDC, net of cash acquired	(2,686)	—	(69,948)	—
Increase in restricted cash related to acquisition	—	—	(16,500)	—

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(5,207)	9,433	(78,386)	2,241

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowing, net of costs	—	—	45,444	—
Proceeds from sale of LLC interest in subsidiary	—	—	772	—
Issuance of common stock	145	112	696	373

NET CASH PROVIDED BY FINANCING ACTIVITIES	145	112	46,912	373

EFFECT OF EXCHANGE RATE CHANGES ON CASH	20	—	(751)	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	14,327	13,638	(4,365)	(4,609)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	63,999	47,606	82,691	65,853

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$78,326	$61,244	$78,326	$61,244

SUPPLEMENTAL DATA:

Reconciliation of Cash and Cash Equivalents to Cash and Short-Term Investments:

Cash and cash equivalents	$78,326	$61,244	$78,326	$61,244
Short-term investments	—	29,082	—	29,082

Cash and Short-Term Investments	$78,326	$90,326	$78,326	$90,326

Glenayre Technologies, Inc.
Summary Schedule of Non-GAAP Financial Data
(In thousands) Unaudited
The following summary of financial data shows the reconciliation of income (loss) from continuing operations, as determined in accordance with accounting principles generally accepted in the United States (GAAP), to income (loss) from continuing operations before one-time gains and charges and earnings before interest, taxes, depreciation and amortization from continuing operations before one-time gains and charges.
EBITDA is income (loss) from continuing operations, excluding one-time gains and charges, before net interest income, income taxes and depreciation and amortization and is presented because the Company believes that such information is commonly used in both the telecommunications industry and the entertainment industry as one measure of a company’s operating performance. EBITDA from continuing operations is not determined in accordance with generally accepted accounting principles, it is not indicative of cash provided by operating activities, should not be used as a measure of operating income and cash flows from operations as determined under GAAP, and should not be considered in isolation or as an alternative to, or to be more meaningful than, measures of performance determined in accordance with GAAP. EBITDA, as calculated by the Company, may not be comparable to similarly titled measures reported by other companies and could be misleading unless all companies and analysts calculated EBITDA in the same manner.

	Three Months Ended		Nine Months ended
	September 30,		September 30,
	2005	2004	2005	2004

Income (loss) from continuing operations	$2,591	$(1,242)	$1,893	$(8,384)
Indirect acquisition and employment costs(1)	—	—	1,618	—
Patent litigation settlement costs(2)	—	—	—	2,650

Income (loss) from continuing operations before one-time gains and charges	2,591	(1,242)	3,511	(5,734)
Provision (benefit) for income taxes	404	(121)	567	(68)
Loss on currency translation(3)	109	—	1,409	—
Gain on currency swaps	(125)	—	(387)	—
Gain on disposal of assets	(1)	(65)	—	(59)
Interest (income) expense, net	820	(283)	231	(593)
Depreciation and amortization	5,317	470	7,903	1,286
Other expense (income)	(22)	(59)	(55)	7

EBITDA from continuing operations before one-time gains and charges	$9,093	$(1,300)	$13,179	$(5,161)

EBITDA from continuing operations before one-time gains and charges by segment Messaging business	$1,094	$(1,300)	$4,475	$(5,161)
Messaging business	$1,094	$(1,300)	$4,475	$(5,161)
EDC	7,999	—	8,704	—

	$9,093	$(1,300)	$13,179	$(5,161)

(1)	In connection with the acquisition of the CD/DVD manufacturing and distribution operations of Universal Music Group, the company incurred certain indirect acquisition costs and one-time employment related costs.

(2)	Represents damages awarded to Phillip Jackson for a patent infringement lawsuit.

(3)	As a result of a decline in the Euro exchange rate.